Exhibit 99.1

Interpace Biosciences Announces Second Quarter 2020 Financial and Business Results

Year to Date Net Revenue of $14.6 Million Up 19% vs Prior Year; Second Quarter Net Revenue of $5.4 Million

Publication of Seminal Clinical Validation Study Related to Thyroid Products

Pharma Services Business Produces Record Bookings of $9 million

Audit Committee Concludes Investigation and Finds Claims Unsubstantiated

Conference Call and Webcast Wednesday October 21, 2020 at 8:30 am ET

PARSIPPANY, NJ, October 20, 2020 (GLOBE NEWSWIRE) — Interpace Biosciences, Inc. (“Interpace” or the “Company”) (Nasdaq: IDXG) today announced financial results for the fiscal quarter ended June 30, 2020 and provided a business and financial update.

Year to date Net Revenue was $14.6 million, a 19% increase as compared to the same period of 2019. Second quarter Net Revenue was $5.4 million, a decrease of 13% from the prior year second quarter as the second quarter 2020 was the hardest hit by the impact of COVID-19. Our 2020 results include the results of our pharma services acquired in the third quarter of 2019 which are not included in 2019 results herein. We believe our Net Revenue growth year to date as compared to 2019 further demonstrates the value of that acquisition and the benefit to improving our overall risk profile by diversifying customers and operations.

In July 2020, we announced that our peer reviewed manuscript, describing results from a seminal clinical validation study of the combination of ThyGeNEXT® and ThyraMIR®, was accepted for publication in the highly respected journal Diagnostic Cytopathology and also accepted as a podium presentation for the American Society of Cytopathology (ASC) Annual Meeting. Recently, this publication was published on line and available to customers, clients and insurance companies. Our progress through July 2020 in executing agreements or contracts with over a half dozen Blue Cross Blue Shield plans focused on ThyGeNEXT® and ThyraMIR® is expected to be beneficial to us as we are continuously seeking to improve reimbursement.

Q2-2020 pharma services entered into approximately $9 million of new agreements, our greatest bookings quarter so far and established the opportunity for future revenues.

Due to a violation of a financial covenant and failure to file our form 10-q on a timely basis we currently do not have availability to borrow funds under the SVB Loan Agreement (the Agreement) and we repaid $3.4 million of borrowings previously outstanding in September 2020. While the Company has received a waiver of default from SVB and is in compliance with the terms of the SVB Loan Agreement as of the date of this Report, we currently do not have the ability to drawn down on the Revolving Line of Credit at this time. The Company is exploring options to reinstate availability in the near term.

“We are pleased with our results year to date and for the quarter and our overall performance and progress toward our goals in spite of the challenges of the COVID-19 pandemic,” said Jack Stover, Interpace’s President & CEO. “I am proud during this time that that we managed our costs effectively, continued to service customers and physicians, improved reimbursement, produced solid clinical results and grew our pharma services backlog while protecting our employees and seeking to operate as effectively and efficiently as possible. I am also pleased to report that the findings of the Audit Committee investigation, originally announced in August and which delayed filing of our second quarter 10-Q, found all claims to be unsubstantiated.”

Year to Date and Second Quarter 2020 Financial Performance

For the Six Months Ended June 30, 2020 as Compared to the Six Months Ended June 30, 2019

●	Net Revenue was $14.6 million, an increase of 19% from the prior year to date period, which did not include pharma services revenues.

●

Gross Profit was 32% as compared to 54% for the first six months of 2019; this decrease was due principally to lower margins associated with pharma services in 2020 prior to consolidation of facilities, as well as the coronavirus pandemic.

●	General & Administrative costs were up primarily attributable to costs associated with the acquired pharma services business.

●	Loss from Continuing Operations was approximately $(11.6) million in the current year period as compared to $(8.6) million in the prior year to date period.

●	Adjusted EBITDA was $(8.3) million as compared to $(5.2) million for the prior year to date period.

For the Second Quarter of 2020 as Compared to the Second Quarter of 2019

●	Net Revenue was $5.4 million, a decrease of 13% from the prior year second quarter principally due to the impact of the pandemic. It should be noted that the second quarter of 2019 did not include pharma services revenues.

●	Gross Profit was 29% as compared to 52% in the second quarter of 2019; this decrease was due principally to lower margins associated with pharma services in 2020, the impact of the coronavirus pandemic which caused reduced demand for our clinical services, and additional integration costs to support our lab move.

●	Loss from Continuing Operations was $(5.4) million as compared to $(5.3) million for the prior year second quarter.

●	Adjusted EBITDA was $(4.2) million as compared to $(3.4) million for the prior year second quarter.

●	June 30, 2020 cash balance was $15.1 million.

Recent Clinical and Reimbursement Highlights

We continue to generate and publish clinical evidence related to our key products, including ThyGeNEXT® and ThyraMIR® and PancraGEN® as well as our pipeline product, BarreGEN®.

Reimbursement expansion for our clinical services through July 2020 is as follows:

●	In April 2020, we executed an agreement with Avalon Healthcare Solutions (Avalon), a laboratory benefit manager representing numerous health plans. Our agreement with Avalon offers us in-network status to approximately 5.8 million lives covered by the following health plans: Blue Cross Blue Shield North Carolina, South Carolina, Kansas City and Vermont, and Capital Blue Cross of Central Pennsylvania.
●	In April 2020, we executed a contract with Blue Cross of Idaho making ThyGeNEXT® and ThyraMIR® tests covered in-network services for their more than 576,000 members.
●	In April 2020, we executed a contract with Blue Cross Blue Shield of Kansas.
●	In May 2020, we executed a contract with Blue Cross Blue Shield of Wyoming.

Nasdaq Update

We are working on a remediation plan to submit to Nasdaq as a result of our failure to meet the Nasdaq minimum stockholder’s equity requirement of $2.5 million as of June 30, 2020.

Third Quarter Net Revenue Guidance

Net revenue for the third quarter is estimated to between $7.5 million and $7.8 million

CONFERENCE CALL INFORMATION

Interpace will hold a conference call and Webcast on Wednesday October 21, 2020, at 8:30 am ET. Details are as follow:

Date and Time: Wednesday October 21, 2020 at 8:30 am ET

Dial-in Number (Domestic): +1 (877) 407-9716

Dial-in Number (International): +1 (201) 493-6779

Confirmation Number: 13712344

Webcast Access: http://public.viavid.com/index.php?id=142139

The webcast replay will be available on the Company’s website approximately two hours following completion of the call and archived on the Company’s website for 90 days.

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provides clinically useful molecular diagnostic tests, bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has four commercialized molecular tests and one test in a clinical evaluation process (CEP): PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR® for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDX® that differentiates lung cancer of primary versus metastatic origin. In addition, BarreGEN®, a molecular based assay that helps resolve the risk of progression of Barrett’s Esophagus to esophageal cancer, is currently in a CEP whereby we gather information from physicians using BarreGEN® to assist us in gathering clinical evidence relative to the safety and performance of the test and also providing data that will potentially support payer reimbursement.

Pharma services, through Interpace Pharma Solutions, provides pharmacogenomics testing, genotyping, biorepository and other customized services to the pharmaceutical and biotech industries. Pharma services also advances personalized medicine by partnering with pharmaceutical, academic, and technology leaders to effectively integrate pharmacogenomics into their drug development and clinical trial programs with the goals of delivering safer, more effective drugs to market more quickly, while also improving patient care.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement including, but not limited to, the adverse impact of the COVID-19 pandemic on the Company’s operations and revenues, the substantial doubt about the Company’s ability to continue as a going concern, the Company’s history of operating losses, the Company’s ability to adequately finance its business, including maintaining its line of credit, the Company’s ability to maintain its Nasdaq listing in light of its failure to meet minimum stockholder equity requirements as of June 30, 2020, the Company’s dependence on sales and reimbursements from its clinical services, the Company’s ability to retain or secure reimbursement including its reliance on third parties to process and transmit claims to payers and the adverse impact of any delay, data loss, or other disruption in processing or transmitting such claims, and the Company’s revenue recognition being based in part on estimates for future collections which estimates may prove to be incorrect. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s most recent Annual Report on Form 10-K filed on April 22, 2020, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:

Investor Relations

Edison Group

Joseph Green/ Megan Paul

(646) 653-7030/7034

jgreen@edisongroup.com/mpaul@edisongroup.com

INTERPACE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

Revenue, net	$5,446	$6,270	$14,645	$12,280
Cost of revenue	3,850	3,031	9,963	5,654
Gross Profit	1,596	3,239	4,682	6,626

Sales and marketing	1,596	2,959	4,077	5,369
Research and development	550	647	1,360	1,175
General and administrative	4,107	2,788	8,993	5,299
Acquisition related expense	-	1,295	-	1,696
Acquisition amortization expense	1,031	813	2,062	1,626
Total operating expenses	7,284	8,502	16,492	15,165

Operating loss	(5,688)	(5,263)	(11,810)	(8,539)
Interest accretion	(167)	(91)	(276)	(220)
Other income, net	438	74	485	123
Loss from continuing operations before tax	(5,417)	(5,280)	(11,601)	(8,636)
Provision for income taxes	13	5	28	10
Loss from continuing operations	(5,430)	(5,285)	(11,629)	(8,646)
Less adjustment for preferred stock deemed dividend	-	-	(3,033)	-
Loss from continuing operations attributable to common stockholders	(5,430)	(5,285)	(14,662)	(8,646)

Loss (income) from discontinued operations, net of tax	(66)	65	(130)	7

Net loss attributable to common stockholders	$(5,496)	$(5,220)	$(14,792)	$(8,639)

Basic and diluted (loss) income per share of common stock:
From continuing operations	$(1.35)	$(1.39)	$(3.65)	$(2.36)
From discontinued operations	(0.01)	0.02	(0.03)	-
Net loss per basic share of common stock	$(1.36)	$(1.37)	$(3.68)	$(2.36)

Weighted average number of common shares and common share equivalents outstanding:
Basic	4,033	3,813	4,018	3,665
Diluted	4,033	3,813	4,018	3,665

Selected Balance Sheet Data (Unaudited)

($ in thousands)

	June 30,	December 31,
	2020	2019
Cash and cash equivalents	$15,106	$2,321

Total current assets	26,096	16,369
Total current liabilities	16,098	17,298

Total assets	78,431	69,051
Total liabilities	30,202	29,853
Total stockholders’ equity	1,693	13,026

Selected Cash Flow Data (Unaudited)

($ in thousands)

	For the Six Months Ended
	June 30,
	2020	2019
Net loss	$(11,759)	$(8,639)

Net cash used in operations	$(6,673)	$(7,785)
Net cash used in investing activities	(913)	(35)
Net cash provided by financing activities	20,371	5,962
Change in cash and cash equivalents	12,785	(1,858)
Cash and equivalents, Beginning	2,321	6,068
Cash and equivalents, Ending	$15,106	$4,210

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, we have provided certain non-GAAP financial measures to help evaluate the results of our performance. We believe that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing our ongoing business and operating performance. We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way that management views financial results.

In this document, we discuss Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is a metric used by management to measure cash flow of the ongoing business. Adjusted EBITDA is defined as income or loss from continuing operations, plus depreciation and amortization, acquisition related expenses, transition expenses, non-cash stock based compensation, interest and taxes, and other non-cash expenses including asset impairment costs, bad debt expense, receipt of stimulus grants, loss on extinguishment of debt, goodwill impairment and change in fair value of contingent consideration, and warrant liability. The table below includes a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

Reconciliation of Adjusted EBITDA (Unaudited)

($ in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Loss from continuing operations (GAAP Basis)	$(5,430)	$(5,285)	$(11,629)	$(8,646)
Bad debt expense	-	499	250	499
Receipt of HHS stimulus grant	(650)	-	(650)	-
Transition expenses	124	-	180	-
Depreciation and amortization	1,237	876	2,472	1,749
Stock-based compensation	400	452	818	990
Taxes	13	5	28	10
Accretion expense	167	91	276	220
Mark to market on warrant liability	(23)	(42)	(49)	(45)
Adjusted EBITDA	$(4,162)	$(3,404)	$(8,304)	$(5,223)